EXHIBIT 99.2

AMENDMENT # 1

FNB Southeast 401(k) Retirement Plan

Pursuant to the authority granted the undersigned officer of FNB Financial Services Corporation and FNB Southeast by the Boards of Directors of FNB Financial Services Corporation and FNB Southeast, the FNB Southeast 401(k) Retirement Plan (“Plan”) is amended as follows:

PREAMBLE

Effective Date of Amendment– This Amendment (“Amendment”) to the Plan is adopted to be effective as of August 1, 2007. In accordance with this Amendment, the following Sections of the Plan are amended as follows:

Section 1.1 Accounts. Sub-section 1.1(b) shall be amended and restated in its entirety as follows:

Section 1.1(b)Non-Elective Account shall mean the accounts maintained by the Administrator for each Participant with respect to Employer funded contributions to the Plan as provided below:

(i)
Matching Account means the account established for a Participant to include Employer Matching Contributions that are not Safe Harbor Matching Contributions as provided for in subsection (iii) below, and any earnings thereon, made by the Employer as provided in Section 4.1(b)(i).

(ii)
Profit Sharing Account means the account established for a Participant to include any discretionary Profit Sharing Contributions, and any earnings thereon, made by the Employer as provided in Section 4.1(c).

(iii)
Safe Harbor Account means the account established for a Participant to include any Employer “safe harbor” Matching Contribution, matching or otherwise, made by the Employer as provided in Section 4.1(b)(ii).

Section 4.1 Formula for Determining Employer Contributions: This section shall be amended as follows: Section 4.1(b) shall be amended in its entirety as follows:

4.1(b)     Employer Matching Contributions:

(i)
Non-Safe Harbor Matching Contributions: The Employer may elect from time to time to make non-safe harbor matching contributions. Any such in Employer Matching Contributions shall be in an amount as determined by the Employer’s Board of Directors. Any Employer Matching Contributions shall be considered a Non-Elective Contribution and shall be based on no more than the first six percent (6%) of Compensation that a Participant defers per pay period.

(ii)
Safe Harbor Matching Contributions- Effective August 1, 2007 and until such date that the Board determines otherwise, the Employer shall make an Employer Matching Contribution (herein called a “Safe Harbor Match”) in an amount equal to $1.00 for each $1.00 that a Participant defers on the first three percent (3%) of his Compensation; plus an additional Employer Matching Contribution of $.50 for each $1.00 that a Participant defers on the next two percent (2%) of his Compensation.

The amount of the Matching Contributions shall be determined based on the amount that a Participant defers per pay period.

Furthermore, the Employer shall provide a written Notice 30 days prior to the beginning of each Plan Year to all Eligible Employees of its intent to make Safe Harbor Matching Contributions for such Plan Year.  The Safe Harbor Contributions for the remainder of 2007 will not relieve the Plan from this test for 2007.

Section 4.5 is amended by adding the following Sentence.

The Testing provisions of this Section 4.5 will not be applicable as long as the Plan provides for a “safe harbor” employer Matching contribution and 100% Vesting on such Matching account. The Safe Harbor Contributions for the remainder of 2007 will not relieve the Plan from the Testing provisions for 2007.

Section 4.6 is amended by adding the following Sentence.

The Testing provisions of this Section 4.6 will not be applicable as long as the Plan provides for a “safe harbor” employer Matching contribution and 100% Vesting on such Matching account. The Safe Harbor Contributions for the remainder of 2007 will not relieve the Plan from the Testing provisions for 2007.

Section 4.7 is amended by adding the following Sentence.

The Testing provisions of this Section 4.7 will not be applicable as long as the Plan provides for a “safe harbor” employer Matching contribution and 100% Vesting on such Matching account. The Safe Harbor Contributions for the remainder of 2007 will not relieve the Plan from the Testing provisions for 2007.

Section 4.8 is amended by adding the following Sentence.

The Testing provisions of this Section 4.8 will not be applicable as long as the Plan provides for a “safe harbor” employer Matching contribution and 100% Vesting on such Matching account. The Safe Harbor Contributions for the remainder of 2007 will not relieve the Plan from the Testing provisions for 2007.

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Section 6.4 Determination of Vesting. Sub-section 6.4(b) Vesting- is amended with the revised paragraph as follows:

Employer Funded Non-Elective Accounts– The Vested portion of any Employer funded  Accounts shall be a percentage of the total amount credited to the Participant’s Matching and/or Profit Sharing Account determined on the basis of the Participant’s number of Years of Vesting Service according to the following schedules:

Years of Vesting Service	Safe Harbor Match Account	Non-Safe Harbor Match Account	Profit Sharing Account
Less than 1 1 2 3 4 5 or more	100% 100% 100% 100% 100% 100%	0% 20% 40% 60% 80% 100%	0% 20% 40% 60% 80% 100%

IN WITNESS WHEREOF, this Amendment to FNB Southeast 401(k) Retirement Plan is adopted this 28th day of June, 2007.

FNB Financial Services Corporation
and FNB Southeast

By:

Pressley A. Ridgill
President and Chief Executive Officer